EXHIBIT (a)(1)(C)

LETTER OF TRANSMITTAL

Relating to the

Offer to Exchange

for Common Stock and, in certain cases, cash,

all $128,200,000 Aggregate Principal Amount of

4.25% Convertible Notes Due 2023

(CUSIP Nos. 30218UAB4 and 30218UAA6)

of

ExpressJet Holdings, Inc.

THE OFFER TO EXCHANGE AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 31, 2008, REFERRED TO AS THE “EXPIRATION DATE,” UNLESS EXTENDED. NOTES TENDERED PURSUANT TO THE OFFER TO EXCHANGE MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Paying Agent for the Offer to Exchange is:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(as successor to Bank One, N.A.)

By Mail, Overnight Mail, Courier or Hand:

The Bank of New York Trust Company, N.A.

Corporate Trust Department

101 Barclay—7E

New York, NY 10286

Attn: Reorganization Division

By Facsimile:

(Eligible Institutions Only)

(212) 298-1915

(Confirm by Telephone or for Information Call: (212) 815-3738)

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS CONTAINED IN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE IT IS COMPLETED.

We are making the Offer to Exchange in reliance on the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 3(a)(9) thereof.

The Offer to Exchange is not being made to, nor will we accept tenders of Notes from, holders in any jurisdiction in which the Offer to Exchange or acceptance thereof would not be in compliance with the securities or “blue sky” laws of such jurisdiction.

Pursuant to the terms of the indenture governing the Notes and the repurchase obligations of ExpressJet Holdings, Inc. (“ExpressJet” or the “Company”) as specified therein (the “Repurchase Obligation”), ExpressJet has commenced the Offer to Exchange (as defined below). By execution hereof, the undersigned acknowledges receipt of the Offer to Exchange dated July 2, 2008 (the “Offer to Exchange”) of ExpressJet relating to its 4.25% Convertible Notes due 2023 (the “Notes”), the Company Repurchase Notice and this Letter of Transmittal and instructions hereto (the “Letter of Transmittal” and, together with the Offer to Exchange, the “Offer Documents”), which together constitute ExpressJet’s offer to repurchase all $128.2 million of the Notes, whereby each $1,000 principal amount that is tendered and not withdrawn would receive in exchange:

•

a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), equal to (i) the principal amount of the Notes tendered plus accrued and unpaid interest thereon through July 31, 2008 divided by (ii) 97.5% of the average closing sale price of the Common Stock for the five consecutive trading days ending on July 29, 2008, appropriately adjusted for any stock split, stock dividend, rights issuance or other distribution occurring during such five consecutive trading days (the “Stock Consideration”); or

•

if we do not meet the conditions to using Common Stock in connection with our obligation to repurchase under the Indenture, $1,000 in cash plus accrued and unpaid interest thereon through July 31, 2008 (the “Alternate Consideration”).

We refer to the consideration actually paid in connection with the Offer to Exchange, whether the Stock Consideration or the Alternate Consideration, including, in both cases, the cash paid in lieu of fractional shares of Common Stock, as the “Repurchase Consideration.”

The Company will not issue fractional shares of Common Stock in exchange for the Notes. Instead, the Company will pay cash in lieu thereof in an amount based on the closing sale price of the Common Stock as of August 1, 2008. You do not have to tender all of your Notes to participate in this Offer to Exchange. The Notes were issued by the Company on August 5, 2003, in an aggregate principal amount of $137.2 million, approximately $128.2 million of which remains outstanding.

The instructions contained herein and in the Offer to Exchange should be read carefully before this Letter of Transmittal and the Repurchase Notice that is attached as Annex A to the Company Repurchase Notice (the “Repurchase Notice”) are completed. Capitalized terms not defined herein shall have the meanings ascribed to them in the Offer to Exchange.

The Offer to Exchange is conditioned on the satisfaction of certain General Conditions, that are described in the Offer to Exchange. The Offer to Exchange enclosed herewith contains a more complete description of the Offer to Exchange and the conditions thereof.

Use this Letter of Transmittal only to tender Notes pursuant to the Offer to Exchange.

HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE THE REPURCHASE CONSIDERATION PURSUANT TO THE OFFER TO EXCHANGE MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR NOTES TO THE PAYING AGENT ON OR PRIOR TO THE EXPIRATION DATE.

If you are a beneficial owner of Notes held in book-entry form (other than a direct participant in a Book-Entry Transfer Facility (as defined below)), this Letter of Transmittal is being furnished to you for your information only. If you wish to participate in the Offer to Exchange, you must instruct your bank, broker, or other nominee to follow the required procedures in order to act on your behalf. You should receive a separate letter of instruction that you can use for these purposes.

This Letter of Transmittal is to be used by holders of Notes (the “Holders”) if: (i) certificates representing Notes are to be physically delivered to the Paying Agent herewith by such Holders; (ii) tender of Notes is to be made by book-entry transfer to the Paying Agent’s account at The Depository Trust and Clearing Corporation

(“DTC”) (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in the Offer to Exchange under the caption “The Offer to Exchange—Procedures for Tendering Notes—Book-Entry Transfer” by any financial institution that is a participant in Book-Entry Transfer Facility and whose name appears on a security position listing as the owner of Notes; or (iii) tender of Notes is to be made according to the DTC Automated Tender Offer Program (“ATOP”), pursuant to procedures set forth in the Offer to Exchange under the caption “The Offer to Exchange—Procedures for Tendering Notes—Tender of Notes Held Through DTC.” Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Paying Agent.

In the event that the Offer to Exchange is withdrawn or otherwise not completed, the Repurchase Consideration will not be paid or become payable to Holders who have validly tendered their Notes in connection with the Offer to Exchange.

The undersigned has completed, executed and delivered this Letter of Transmittal and the Repurchase Notice to indicate the action the undersigned desires to take with respect to the Offer to Exchange.

Your bank or broker can assist you in completing this form. The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Offer to Exchange, Repurchase Notice and this Letter of Transmittal may be directed to the Company, whose address and telephone number appear on the back cover of this Letter of Transmittal. See Instruction 10 below.

See the instructions below regarding the completion and delivery of this Letter of Transmittal.

List below the Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers, if applicable, and principal amounts at maturity on a separately executed schedule and affix the schedule to this Letter of Transmittal.

DESCRIPTION OF NOTES
Name(s) and Address(es) of Holder(s) (Please fill in, if blank)	Certificate Numbers*	Aggregate Principal Amount Represented**	Principal Amount Tendered**

Total Principal Amount of Notes

*       Need not be completed by Holders tendering by book-entry transfer or in accordance with DTC’s ATOP procedure for transfer.

**     Unless otherwise indicated in the column labeled “Principal Amount Tendered” and subject to the terms and conditions of the Offer to Exchange, a Holder will be deemed to have tendered with respect to the entire aggregate principal amount represented by the Notes indicated in the column labeled “Aggregate Principal Amount Represented.” See Instruction 2 below.

•	Notes may be tendered only in integral multiples of $1,000.

•	If Notes are tendered by book-entry transfer, the full principal amount of the transferred Notes should be indicated and will be deemed tendered.

•

If prior to the Expiration Date any Notes are held in certificated form, holders who tender must indicate the certificate number(s) and the principal amount(s) of the Notes tendered, if less than the entire principal amount of the certificate. If no amount is specified, the entire principal amount represented by the certificate(s) will be deemed tendered. Use a separate line for each certificate. If the space provided is inadequate, attach an additional sheet.

TENDER OF NOTES

☐        CHECK HERE IF TENDERED NOTES ARE ENCLOSED HEREWITH.

☐        CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH A BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Name of Book-Entry Transfer Facility:

☐        DTC

Account Number:                                                                    Transaction Code Number:

Name of Registered Holder(s):

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

By execution hereof, the undersigned acknowledges receipt of the Offer to Exchange, the Company Repurchase Notice and this Letter of Transmittal and instructions hereto. Upon the terms and subject to the conditions of the Offer to Exchange, the undersigned hereby tenders to ExpressJet the principal amount of Notes indicated in the above table captioned “Description of Notes,” hereby revoking (if permitted by the terms of the Offer to Exchange) any previously submitted Letters of Transmittal and Repurchase Notices.

Subject to, and effective upon, the acceptance of, and exchange or payment for, the principal amount of Notes tendered with this Letter of Transmittal, the undersigned hereby sells, assigns and transfers to, or upon the order of, ExpressJet, all right, title and interest of the undersigned in and to the Notes that are being tendered hereby, waives any and all other rights with respect to the Notes (including, without limitation, any existing or past defaults and their consequences in respect of the Notes and the indenture governing the Notes dated August 5, 2003, between ExpressJet, ExpressJet Airlines, Inc. and The Bank of New York Trust Company, N.A. (as successor to Bank One, N.A.), as trustee (the “Trustee”) as subsequently amended (as so amended, the “Indenture”)) and releases and discharges ExpressJet, the Trustee and their respective affiliates from any and all claims such Holder may have now, or may have in the future, arising out of, or related to, the Notes, including, without limitation, any claims that such Holder is entitled to receive additional principal or interest payments with respect to the Notes. The undersigned hereby irrevocably constitutes and appoints the Paying Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Paying Agent also acts as an agent of ExpressJet) with respect to such Notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such tendered Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Notes, on the account books maintained by the Book-Entry Transfer Facility to, or upon the order of, ExpressJet, (ii) present such Notes for transfer of ownership on the books of the relevant security registrar, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Notes, all in accordance with the terms of and conditions to the Offer to Exchange as described in the Offer to Exchange.

The undersigned understands that tenders of Notes prior to the Expiration Date may be withdrawn by written notice of withdrawal, including by election on the Repurchase Notice, received by the Paying Agent at any time prior to the Expiration Date. The undersigned understands that a withdrawal of a tender of Notes will not be effective following 5:00 P.M., New York City time, on the Expiration Date; provided, however, that if ExpressJet reduces the principal amount of the Notes subject to the Offer to Exchange or changes the consideration or is otherwise required by law to permit withdrawal, previously tendered Notes may be withdrawn to the extent required by law. Any permitted withdrawals of tenders of the Notes may not be rescinded, and any Notes so withdrawn will thereafter be deemed not validly tendered for purposes of the Offer to Exchange; provided, however, that withdrawn Notes may again be tendered by following the procedures for tendering contained in this Letter of Transmittal prior to the Expiration Date. In the event of a termination of the Offer to Exchange, Notes tendered pursuant to the Offer to Exchange will be promptly returned to the tendering Holder. If ExpressJet makes a change in the terms of the Offer to Exchange or the information concerning the Offer to Exchange in a manner determined by ExpressJet, in its sole discretion, to constitute a material adverse change to the Holders of Notes, ExpressJet will disseminate additional material in respect of the Offer to Exchange and will extend the Offer to Exchange, in each case to the extent required by law.

The undersigned understands that tenders of Notes pursuant to the procedures described in the Offer to Exchange, the Repurchase Notice and in the instructions hereto, followed by acceptance of such tenders of Notes by ExpressJet will constitute a binding agreement between the undersigned and ExpressJet upon the terms and subject to the conditions of the Offer to Exchange.

The undersigned hereby covenants, represents and warrants that:

1. the undersigned is the beneficial owner of, or a duly authorized representative of one or more beneficial owners of, the Notes tendered hereby;

2. the undersigned has full power and authority to tender, exchange, sell, assign and transfer the Notes tendered hereby, and to acquire the Repurchase Consideration on the terms described in the Offer to Exchange upon the exchange of such tendered Notes;

3. when the Notes are accepted for exchange, ExpressJet will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the Notes, and not subject to any adverse claim or right when the same are accepted by the ExpressJet;

4. any Common Stock acquired in exchange for Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such Common Stock, whether or not such person is the undersigned; and

5 the undersigned agrees that tenders of Notes pursuant to any of the procedures described in the accompanying instructions will constitute the undersigned’s acceptance of the terms and conditions of the Offer to Exchange.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Paying Agent or by ExpressJet to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.

For purposes of the Offer to Exchange, the undersigned understands that ExpressJet will be deemed to have accepted for purchase or exchange validly tendered Notes (or defectively tendered Notes with respect to which ExpressJet has waived such defect), if, as and when ExpressJet gives oral (confirmed in writing) or written notice of acceptance and/or waiver to the Paying Agent as specified under the caption “Acceptance of Notes for Exchange; Payment for Notes” in the Offer to Exchange.

The undersigned understands that, under certain circumstances and subject to certain conditions of the Offer to Exchange (each of which ExpressJet may waive) set forth in the Offer to Exchange, ExpressJet would not be required to accept for purchase or exchange any of the Notes tendered (including, without limitation, any Notes tendered after the Expiration Date). Any Notes not accepted for purchase or exchange will be returned promptly to the undersigned at the address set forth above, unless otherwise indicated herein under “Special Delivery Instructions” below. ExpressJet is not required to accept for purchase or exchange any of the Notes tendered after the Expiration Date. The Expiration Date may be extended as described in the Offer to Exchange.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

The undersigned understands that the delivery and surrender of the Notes is not effective, and the risk of loss of the Notes does not pass to the Paying Agent, until receipt by the Paying Agent of this Letter of Transmittal (or a manually signed facsimile hereof) and a Repurchase Notice, in each case, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to ExpressJet. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Notes will be determined by ExpressJet, in its sole discretion, which determination shall be final and binding.

Unless otherwise indicated herein under “Special Delivery Instructions,” the undersigned hereby requests that any Notes tendered that are not accepted for purchase or exchange (or, in the case of certificated Notes, if any are outstanding and tendered, the untendered principal amount of Notes represented by a certificate) be credited to the account of the DTC participant at DTC that tendered the Notes by this Letter of Transmittal (or, in the case of certificated Notes, if any are outstanding and tendered, in the name and at the address of the undersigned as set forth herein). In the event that the “Special Delivery Instructions” box is completed, the undersigned hereby requests that any Notes tendered that are not accepted for purchase (or, in the case of certificated Notes, if any are outstanding and tendered, the untendered principal amount of Notes represented by a certificate) be credited to the account of the DTC participant at DTC that tendered the Notes by this Letter of Transmittal (or, in the case of certificated Notes, if any are outstanding and tendered, in the name and at the address of the undersigned as set forth herein), and such checks be delivered to the person(s) at the address(es) so indicated, as applicable.

SPECIAL PAYMENT

INSTRUCTIONS

(See Instructions 3, 4, 5 and 7)

To be completed ONLY if certificates for Notes in a principal amount not tendered or not accepted for exchange or checks for the cash consideration and certificates for the Common Stock are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled “Description of Notes” within this Letter of Transmittal.

Issue:	☐ Stock
☐ Checks
(check as applicable)

Name:
(Please Print)

Address:

(Include Zip Code)

PLEASE SIGN HERE TO TENDER YOUR NOTES

(To Be Completed by All Tendering Holders of Notes

Regardless of Whether Notes Are Being Physically Delivered Herewith)

        This Letter of Transmittal must be signed by the registered Holder(s) of Notes exactly as their name(s) appear(s) on certificate(s) for Notes or, if tendered by a participant in the Book-Entry Transfer Facility, exactly as such participant’s name appears on a security position listing as the owner of Notes, or by person(s) authorized to become registered Holder(s) by endorsements on certificates for Notes or by bond powers transmitted with this Letter of Transmittal. Endorsements on Notes and signatures on bond powers by registered Holders not executing this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 3 below. If signature is by a corporation, trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to ExpressJet of such person’s authority to so act. See Instruction 3 below.

SIGN HERE:

X

X

(Signature(s) of Registered Holder(s) or Authorized Signatory)

Dated:                     , 2008

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security No.:

PLEASE COMPLETE SUBSTITUTE FORM W-9 HEREIN OR APPLICABLE IRS FORM W-8

SIGNATURE GUARANTEE, IF REQUIRED (See Instruction 3 below)

Certain Signatures Must Be Guaranteed by an Eligible Institution

(Name of Eligible Institution Guaranteeing Signature)

(Address (including zip code) and Telephone Number (including area code) of Eligible Institution)

(Authorized Signature)

(Printed Name)

(Title)

Dated:                     , 2008

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer to Exchange

1. Delivery of this Letter of Transmittal and Certificates for Notes or Book-Entry Confirmations; Withdrawal of Tenders. To tender Notes in the Offer to Exchange, physical delivery of certificates for Notes or a confirmation of any book-entry transfer into the Paying Agent’s account with a Book-Entry Transfer Facility of Notes tendered electronically, as well as properly completed and duly executed copies or facsimiles of this Letter of Transmittal and a Repurchase Notice, and any other documents required by this Letter of Transmittal must be received by the Paying Agent at one of its addresses set forth herein on or prior to the Expiration Date.

A Holder may also tender Notes that are held through DTC by transmitting its acceptance of the Offer to Exchange through DTC’s Automated Tender Offer Program (“ATOP”), for which the Offer to Exchange is eligible, and DTC will then edit and verify the acceptance and send an Agent’s Message to the Paying Agent for its acceptance. The term “Agent’s Message” means a message transmitted by DTC and received by the Paying Agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Notes and that such participant has received this Letter of Transmittal and a Repurchase Notice and agrees to be bound by the terms of this Letter of Transmittal and such Repurchase Notice, and ExpressJet may enforce such agreement against such participant. DTC participants using ATOP need not complete and physically deliver this Letter of Transmittal to the Paying Agent.

The method of delivery of this Letter of Transmittal, Repurchase Notice, Notes and all other required documents to the Paying Agent is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Paying Agent prior to such respective date. No alternative, conditional or contingent tenders of Notes or will be accepted. Beneficial owners of the Notes whose Notes are held by a broker, dealer, commercial bank, trust company, or other nominee should contact such broker, dealer, commercial bank, trust company, or other nominee promptly and instruct such person, as the Holder of the Notes, to arrange for timely delivery of the Letter of Transmittal and a Repurchase Notice on behalf of the beneficial owner. Holders desiring to tender Notes on the Expiration Date should note that such Holders must allow sufficient time for completion of ATOP procedures during the normal business hours of DTC on that date. The delivery will be deemed made when actually received or confirmed by the Paying Agent. This Letter of Transmittal and the Notes should be sent only to the Paying Agent, not to ExpressJet. Delivery of documents to a Book-Entry Transfer Facility does not constitute delivery to the Paying Agent.

Tenders of Notes made prior to the Expiration Date may be validly withdrawn at any time on or prior to the Expiration Date (including, without limitation, by election pursuant to the Repurchase Notice) and may not be validly withdrawn after such time (except to the extent required by law as determined by ExpressJet).

Holders who wish to exercise their right of withdrawal with respect to the Offer to Exchange must give written notice of withdrawal, including, without limitation, by election pursuant to the Repurchase Notice, delivered by mail, hand delivery or manually signed facsimile transmission, which notice must be received by the Paying Agent at one of its addresses set forth on the first page of this Letter of Transmittal on or prior to the Expiration Date or at such other permissible times as are described herein or, in case of book entry transfer, by a properly transmitted “Request Message” through ATOP. In order to be valid, a notice of withdrawal must specify the name of the person who tendered the Notes to be withdrawn (the “Depositor”), the name in which the Notes are registered (or, if tendered by book-entry transfer, the name of the participant in the Book-Entry Transfer Facility whose name appears on the security position listing as the owner of such Notes), if different from that of the Depositor, and the principal amount of Notes to be withdrawn. If certificates have been delivered or otherwise identified (through confirmation of book-entry transfer of such Notes) to the Paying Agent, the name of the Holder and the certificate number or numbers relating to such Notes withdrawn must also be furnished to the Paying Agent as aforesaid (or, in the case of Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility relating to such Notes withdrawn) prior to the physical release of the certificates (or, in the case of Notes transferred by book-entry transfer, crediting such account) for the withdrawn Notes. The notice of withdrawal must be signed by the Holder in the same manner as this Letter of Transmittal (including, in any case, any required signature guarantee(s)), or be accompanied by evidence satisfactory to ExpressJet that the person withdrawing the tender has succeeded to the beneficial ownership of such Notes. Withdrawals of tendered Notes may not be rescinded and any Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Offer to Exchange. However, validly withdrawn Notes may be retendered by following the procedures therefore described elsewhere in the Offer to Exchange at any time prior to the Expiration Date.

2. Partial Tenders. Tenders of Notes pursuant to the Offer to Exchange will be accepted only in respect of principal amounts of Notes equal to $1,000 or integral multiples thereof. If less than the entire principal amount of any Notes evidenced by a submitted certificate is tendered, the tendering Holder must fill in the principal amount tendered in the last column of the box entitled “Description of Notes” herein. The entire principal amount represented by the certificates for all Notes delivered to the Paying Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Notes is not tendered or not accepted for purchase and exchange, Notes representing such untendered amount will be sent (or, if tendered by book-entry transfer, returned by credit to the account at the Book-Entry Transfer Facility designated herein) to the Holder unless otherwise provided in the appropriate box on this Letter of Transmittal (see Instruction 4), promptly after the Notes are accepted for purchase and exchange.

3. Signatures on this Letter of Transmittal, Bond Powers and Endorsement; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered Holder(s) of the Notes tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in one of the Book-Entry Transfer Facilities whose name is shown as the owner of the Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Notes.

If any of the Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign the Letter of Transmittal. If any tendered Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary accompanying documents as there are different names in which certificates are held.

If this Letter of Transmittal or any certificates for Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to ExpressJet of their authority so to act must be submitted with this Letter of Transmittal.

IF THIS LETTER OF TRANSMITTAL IS EXECUTED BY A HOLDER OF NOTES WHO IS NOT THE REGISTERED HOLDER, THEN THE REGISTERED HOLDER MUST SIGN A VALID POWER OF ATTORNEY, WITH THE SIGNATURE OF SUCH REGISTERED HOLDER GUARANTEED BY AN ELIGIBLE INSTITUTION.

Signatures on this Letter of Transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (generally a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office in the United States (an “Eligible Institution”), unless (i) this Letter of Transmittal is signed by the registered Holder(s) of the Notes tendered herewith (or by a participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Notes) and consideration, if applicable, is to be made, or if any Notes for principal amounts not tendered or not accepted for purchase and exchange are to be issued, directly to such Holder(s) (or, if tendered by a participant in one of the Book-Entry Transfer Facilities, any Notes for principal amounts not tendered or not accepted for purchase and exchange are to be credited to such participant’s account at such Book-Entry Transfer Facility) and neither the “Special Payment Instructions” box nor the “Special Delivery Instructions” box of this Letter of Transmittal has been completed, or (ii) such Notes are tendered for the account of an Eligible Institution. In all other cases, all signatures on Letters of Transmittal and endorsements on certificates and signatures on bond powers (if any) accompanying Notes must be guaranteed by an Eligible Institution.

4. Special Delivery Instructions. Tendering Holders should indicate in the applicable box or boxes the name and address to which Notes for principal amounts not tendered or not accepted for exchange or the consideration, as the case may be, to be made in connection with the Offer to Exchange are to be issued or sent, if different from the name and address of the registered Holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, Notes not tendered or not accepted for exchange will be returned to the registered Holder of the Notes tendered. Any Holder tendering by book-entry transfer may request that Notes not tendered or not accepted for exchange be credited to such account at the Book-Entry Transfer Facility as such Holder may designate under the caption “Special Payment Instructions.” If no such instructions are given, any such Notes not tendered or not accepted for purchase and exchange will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

5. Substitute Form W-9. Each tendering Holder is required to provide the Paying Agent with the Holder’s correct taxpayer identification number (“TIN”), generally the Holder’s social security or Federal employer identification number, on Substitute Form W-9, which is provided under “Important Tax Information” below, or alternatively, to establish another basis for exemption from backup withholding. A Holder must cross out item (2) in the Certification box on Substitute Form W-9 if such Holder is subject to backup withholding. Failure to provide the information on the form may subject the tendering Holder to IRS penalties and to 28% Federal backup withholding on the payments made to the Holder or other payee with respect to Notes purchased pursuant to the Offer to Exchange. The box in Part II of the form should be checked if the tendering Holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. Such Holder must also sign the attached “Certificate of Awaiting Taxpayer Identification Number.” If the box in Part II is checked and the Paying Agent is not provided with a TIN by the time of payment, the Paying Agent will withhold 28% on all such payments received pursuant to the Offer to Exchange. Tendering Holders of Notes are urged to consult their own tax advisors with any questions relating to backup withholding taxes, TINs and Substitute Forms W-9.

6. Transfer Taxes. Unless the box entitled “Special Delivery Instructions” in the above table has been completed, ExpressJet will pay all transfer taxes payable in the United States (or any political subdivision thereof) applicable to the purchase of the Notes in the Offer to Exchange, except if any such taxes are imposed for any reason other than the purchase of the Notes in the Offer to Exchange. If the box entitled “Special Delivery Instructions” in the above table has been completed, the amount of any transfer taxes (whether imposed on the tendering Holder or on any other persons) will be payable by the tendering Holder, and the Paying Agent will deduct from the gross proceeds payable to the tendering Holder the amount of such transfer taxes unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted to the Paying Agent.

7. Questions Regarding Validity, Form, Legality, etc. All questions as to the form of all documents and validity (including time of receipt) and acceptance of tenders and withdrawals of Notes will be determined by ExpressJet, in its sole discretion, which determination shall be final and binding. ExpressJet reserves the absolute right to reject any or all tenders in respect of Notes that are not in proper form or the acceptance of which could, in ExpressJet’s opinion, be unlawful. ExpressJet also reserves the right to waive any defects, irregularities or conditions in connection with delivery of particular tendered Notes. Any defect or irregularity in connection with tenders of Notes must be cured within such time as ExpressJet determines, unless waived by ExpressJet. Tenders of Notes shall not have been deemed to have been made until all defects or irregularities have been waived by ExpressJet or cured. All tendering Holders, by execution of this Letter of Transmittal or a facsimile hereof, waive any right to receive notice of the acceptance of their Notes for purchase and exchange. None of ExpressJet, the Paying Agent or any other person will be under any duty to give notice of any defects or irregularities in tenders of Notes, or will incur any liability to Holders for failure to give any such notice. Any Notes received by the Paying Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Paying Agent to the tendering Holder pursuant to ExpressJet’s determination, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date. The Paying Agent has no fiduciary duties to the Holders in the Offer to Exchange and is acting solely on the basis of directions of ExpressJet. ExpressJet’s interpretations of the terms and conditions of the Offer to Exchange (including the instructions in this Letter of Transmittal) will be final and binding.

8. Termination; Amendment; Waiver of Conditions. ExpressJet expressly reserves the absolute right, in its sole discretion and subject to the indenture governing the Notes and applicable law, to terminate, amend, waive or modify the terms of the Offer to Exchange in the case of any Notes tendered, in whole or in part, at any time and from time to time, as more fully described in the Offer to Exchange.

9. Mutilated, Lost, Stolen or Destroyed Certificates for Notes. Any Holder whose certificates for Notes have been mutilated, lost, stolen or destroyed should write to or telephone the Paying Agent at the address of telephone number set forth in the Offer to Exchange.

10. Requests for Assistance or Additional Copies. Request for assistance in filling out and delivering this Letter of Transmittal or for additional copies of the Offer to Exchange and this Letter of Transmittal should be directed to ExpressJet, whose address and telephone number appear herein. Questions relating to the terms and conditions of the Offer to Exchange should be directed to ExpressJet or to your broker, dealer, commercial bank or trust company.

IMPORTANT TAX INFORMATION

Under federal income tax laws, a Holder whose tendered Notes are accepted for payment is required to provide the Paying Agent (as payer) with such Holder’s correct TIN on the Substitute Form W-9 below or otherwise establish a basis for exemption from backup withholding. If such Holder is an individual, the TIN is his social security number. If the Paying Agent is not provided with the correct TIN, a $50 penalty may be imposed by the Internal Revenue Service (“IRS”) and payments made to such Holder with respect to Notes purchased and exchanged pursuant to the Offer to Exchange may be subject to backup withholding.

Certain Holders (including, among others, corporations and certain non-U.S. persons) are not subject to these backup withholding and reporting requirements. A non-U.S. person may qualify as an exempt recipient by submitting to the Paying Agent a properly completed IRS Form W-8BEN, signed under penalties of perjury, attesting to that Holder’s foreign status. A Form W-8BEN can be obtained from the Paying Agent.

For federal income tax purposes, a U.S. person is (1) any individual who is a U.S. citizen or U.S. resident alien, (2) a partnership, corporation, company, or association created or organized in the U.S. or under the laws of the U.S., (3) an estate (other than a foreign estate), or (4) a “domestic trust” (as defined in Treasury regulations 301.7701-7). Exempt Holders who are U.S. persons should furnish their TIN, write “Exempt” on the face of the Substitute Form W-9 below and sign, date and return the Substitute Form W-9 to the Depository.

If backup withholding applies, the Paying Agent is required to withhold 28% of any payments made to the Holder or other payee. Backup withholding is not an additional Federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

Even if a non-U.S. Holder has provided the required certification to avoid backup withholding, the Trustee will withhold the 30% tax from payment of accrued interest on the Notes made to any foreign Holder pursuant to the Offer to Exchange unless the Trustee determines that a foreign Holder is either (i) exempt from the withholding because the interest qualifies for exemption as “portfolio interest” or the interest is effectively connected with the conduct of a trade or business within the U.S., or (ii) entitled to a reduced withholding rate (or exemption) under an income tax treaty. A non-U.S. Holder who is exempt from withholding under the portfolio interest rules or eligible for a reduced rate of withholding (or exemption) pursuant to a U.S. income tax treaty must certify that fact to the Trustee by providing to the Trustee a properly executed IRS Form W-8BEN or other appropriate form, prior to the time payment is made. To obtain an exemption from withholding based on the grounds that the interest is effectively connected with the conduct of a trade or business within the U.S., the non-U.S. Holder must furnish the Trustee with a properly executed IRS Form W-8ECI prior to the date of payment. These forms are available from the Paying Agent or the IRS website (http://www.irs.gov).

Non-U.S. Holders are encouraged to consult their tax advisors regarding the application of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption.

Purpose of Substitute Form W-9

To prevent backup withholding on payments made with respect to Notes pursuant to the Offer to Exchange, the Holder is required to either (i) provide the Paying Agent the Holder’s correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on the Substitute Form W-9 is correct (or that such Holder is awaiting a TIN), that the Holder is a U.S. person and that (A) such Holder is exempt from backup withholding, (B) the Holder has not been notified by the IRS that the Holder is subject to backup withholding as a result of failure to report all interest or dividends, or (C) the IRS has notified the Holder that the Holder is no longer subject to backup withholding, or (ii) otherwise establish an adequate basis for exemption from backup withholding.

What Number to Give the Paying Agent

        The Holder is required to give the Paying Agent the TIN (e.g., social security number or employer identification number) of the registered Holder.

        Holders of Notes are urged to consult their own tax advisors regarding the tax consequences of (i) the exchange of the Notes pursuant to the offer in their particular circumstances, including the application and effect of any applicable gift, estate, state, local, foreign or other tax laws.

PAYER’S NAME: The Bank of New York Trust Company, N.A.
SUBSTITUTE FORM W-9	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number(s) OR Employer Identification Number

Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification

CERTIFICATION—UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

(1)    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me),

(2)    I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. citizen or other U.S. person (defined in “Important Tax Information”).

	Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax returns. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out such item (2). If you are exempt from backup withholding, check the box in Part III.	Part II Awaiting TIN ☐ Part III Exempt TIN ☐
Signature: Name (please print): Date:

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM WILL RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER TO EXCHANGE.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART II OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (b) I intend to mail or deliver an application in the near future. I understand that, if I do not provide a taxpayer identification number to the Paying Agent by the time of payment, 28% of all reportable payments made to me will be subject to back-up withholding until I provide a number.

Signature	Date

Name (Please Print)

ExpressJet Holdings, Inc.

700 North Sam Houston Parkway West, Suite 200

Houston, Texas 77067

(832) 353-1000